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                                                                    EXHIBIT 12.1



                         HAWTHORNE FINANCIAL CORPORATION

         Computation of Consolidated Ratio of Earnings to Fixed Charges
                        (Excluding Interest on Deposits)


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
                                                           Year Ended December 31,
                                        --------------------------------------------------------------
                                         1997         1996         1995          1994           1993
                                        -------      ------      --------       -------       --------
                                                           (Dollars in Thousands)
Net Income (loss)                       $ 9,617      $7,507      $(14,217)      $(2,963)      $(29,610)

Extraordinary items, net of tax           1,534          --            --            --             --

Income tax (expense) benefit              2,577       6,382          (617)         (123)         7,648
                                        -------      ------      --------       -------       --------
  Pretax earnings (loss)                $ 8,574      $1,125      $(13,600)      $(2,840)      $(37,258)
                                        =======      ======      ========       =======       ========

Fixed charges:

Portion of rental expense which
  approximates the interest factor      $   322      $  322      $    322       $   255       $    269

Interest on borrowed funds                4,905       4,392           893           749            130
                                        -------      ------      --------       -------       --------
  Total fixed charges                   $ 5,227      $4,714      $  1,215       $ 1,004            399
                                        =======      ======      ========       =======       ========

Earnings (for ratio calculation)        $13,801      $5,839      $(12,385)      $(1,836)      $(36,859)
                                        =======      ======      ========       =======       ========

Ratio of earnings to fixed charges         2.64        1.24        (10.20)        (1.83)        (92.29)
                                        =======      ======      ========       =======       ========
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